Exhibit 5.1

Laclede Gas Company
720 olive street
st. louis, missouri 63101

MARK C. DARRELL
SENIOR VICE PRESIDENT
AND GENERAL COUNSEL
April 9, 2010

Laclede Gas Company
720 Olive Street
St. Louis, Missouri 63101

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of Laclede Gas Company, a Missouri corporation (the "Company").  In that capacity, I have acted as legal counsel to the Company in connection with the registration of the securities referred to below pursuant to a registration statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").  The Registration Statement covers the following securities, which may from time to time be issued thereunder at indeterminate prices with an aggregate initial offering price not to exceed $350,000,000 (collectively, the “Securities”): first mortgage bonds (“Bonds”), unsecured debt securities ("Debt Securities"); and preferred stock (the “Preferred Stock”).  The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus constituting a part of the Registration Statement and one or more supplements thereto (collectively, the “Prospectus”).

In rendering the opinions set forth herein, I have examined the Company’s Articles of Incorporation and By-laws, each as amended and currently in effect; the Registration Statement; and such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

On the basis of such review and assuming that (a) the applicable provisions of, and rules and regulations promulgated under, the Act and Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of applicable states or other jurisdictions shall have been complied with, (b) appropriate resolutions have been adopted by the Company’s Board of Directors (or a duly appointed committee or representative thereof) and remain effective authorizing the issuance and sale of the applicable Securities, (c) an order of the Missouri Public Service Commission relating to the issuance of the Securities shall have become and remain effective and the Company shall have complied with the terms and conditions of such order, and (d) the applicable Securities have been issued and sold upon the terms specified in such resolutions and in any applicable regulatory approvals, I am of the opinion that:

1
The shares of Preferred Stock to be issued will be validly issued, fully paid and nonassessable when all other necessary corporate action has been taken to fix the terms thereof and to authorize the execution and filing of a Certificate of Designation relating thereto with the Secretary of State of the State of Missouri (the form of which will be filed or incorporated by reference as an exhibit to the Registration Statement), such

Certificate of Designation having been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Missouri, and upon receipt by the Company of the consideration therefor as contemplated by the Prospectus and the Registration Statement and approved by the Board of Directors of the Company.

2.	The Debt Securities of each series will be duly authorized and legally issued and will constitute the binding obligations of the Company when an appropriate indenture and supplemental indenture or other instrument shall have been duly executed and delivered relating thereto (the form of which has been filed as Exhibit 4.12 and will be filed or incorporated by reference as an exhibit to the Registration Statement, respectively), the Debt Securities of such series have been duly executed, issued and delivered in accordance with the applicable indenture and the supplemental indenture or other instrument relating thereto, and the Company has received the consideration therefor as contemplated by the Prospectus and the Registration Statement and approved by the Board of Directors of the Company.
3.
The Bonds of each series will be duly authorized and legally issued and will constitute the binding obligations of the Company when an appropriate supplemental indenture shall have been duly executed and delivered relating thereto (the form of which has been filed as an Exhibit 4.11 to the Registration Statement), the Bonds of such series have been duly executed, issued and delivered in accordance with the Mortgage and Deed of Trust dated as of February 1, 1945 (which has been filed as Exhibit 4.1 to the Registration Statement), as previously supplemented by certain supplemental indentures thereto (which have been filed as Exhibits 4.2 through 4.10 to the Registration Statement), and the supplemental indenture relating thereto, and the Company has received the consideration therefore as contemplated by the Prospectus and the Registration Statement and approved by the Board of Directors of the Company.

I am a member of the State Bar of Missouri and this opinion is based solely upon the current Federal laws of the United States of America and the laws of the State of Missouri.  As to all matters of New York law, I have, with your consent, relied upon the opinion of Pillsbury Winthrop Shaw Pittman LLP , New York, New York (which is addressed to me and has been filed as Exhibit 5.2 to the Registration Statement).

I consent to the references to this opinion in the Prospectus under the caption "Legal Opinions" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

        Very truly yours,

                          /s/ Mark C. Darrell